Exhibit 21.1

American Water Works Company, Inc. and its Subsidiaries Ownership Schedule

As of October 2008

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
American Water Capital Corp.	Corporation	Delaware	100%	Funding vehicle for American Water and its subsidiaries
American Water Resources, Inc.	Corporation	Virginia	100%	Water and/or wastewater treatment, products and services
Laurel Oak Properties Corporation	Corporation	Delaware	100%	Real property owner/developer
AmericanAnglian Canada Company	Corporation	Canada	100% held through American Water Resources, Inc.	Inactive
American Water Enterprises, Inc.	Corporation	Delaware	100%	Water and/or wastewater management and operating services
American Lake Water Company	Corporation	Illinois	100%	Water pipeline company
AAET, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	General Partner of AAET, LP
AAET, L.P.	Limited Partnership	Delaware	100% held through AAET, Inc.	Water and/or wastewater management and operating services
EA2 Systems, L.L.C.	Limited Liability Company	Missouri	100% held through AAET L.P.	Water and/or wastewater management and operating services
American Water Works Service Company, Inc.	Corporation	Delaware	100%	Professional water and/or wastewater services
American Water Services, LLC	Limited Liability Company	Delaware	100%	Utility management and operating services
Arizona – American Water Company	Corporation	Arizona	100%	Water and/or wastewater utility
California – American Water Company	Corporation	California	100%	Water and/or wastewater utility
Hawaii – American Water Company	Corporation	Nevada	100%	Water and/or wastewater utility
Illinois – American Water Company	Corporation	Illinois	100%	Water and/or wastewater utility

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
Indiana – American Water Company	Corporation	Indiana	100%	Water and/or wastewater utility
Iowa – American Water Company	Corporation	Delaware	95.84% (4.16% outside preferred stock)	Water and/or wastewater utility
Kentucky – American Water Company	Corporation	Kentucky	100%	Water and/or wastewater utility
Long Island Water Corporation	Corporation	New York	100%	Water and/or wastewater utility
Maryland – American Water Company	Corporation	Maryland	100%	Water and/or wastewater utility
Michigan – American Water Company	Corporation	Michigan	100%	Water and/or wastewater utility
Missouri – American Water Company	Corporation	Missouri	100%	Water and/or wastewater utility
New Jersey – American Water Company, Inc.	Corporation	New Jersey	100%	Water and/or wastewater utility
New Mexico – American Water Company	Corporation	New Mexico	100%	Water and/or wastewater utility
Ohio – American Water Company	Corporation	Ohio	100%	Water and/or wastewater utility
Pennsylvania – American Water Company	Corporation	Pennsylvania	96.5% held through American Water (3.5% outside preferred stock)	Water and/or wastewater utility
Tennessee – American Water Company	Corporation	Tennessee	99.89% (0.11% outside preferred stock)	Water and/or wastewater utility
Texas – American Water Company	Corporation	Texas	100%	Water and/or wastewater utility
Virginia – American Water Company	Corporation	Virginia	100%	Water and/or wastewater utility
United Water Virginia, Inc.	Corporation	Virginia	100% held through Virginia-American Water Company	Water and/or wastewater utility

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
West Virginia – American Water Company	Corporation	West Virginia	99.97% (0.03% outside common stock)	Water and/or wastewater utility
Bluefield Valley Water Works Company	Corporation	Virginia	100% held through West Virginia-American Water Company	Water and/or wastewater utility
American Water-Acciona Agua, LLC	Limited Liability Company	Delaware	50% held through American Water Enterprises, Inc.	Remedy, operate and manage the Tampa Bay Seawater Desalination Plant
American Water Enterprises Holding, Inc.	Corporation	Delaware	100% held through held through American Water Enterprises, Inc.	Holding company
American Water Industrials, Inc.	Corporation	Delaware	100% held through held through American Water Enterprises, Inc.	Water and/or wastewater services
American Water Industrial Operations, Inc.	Corporation	Delaware	100% held through American Water Industrials, Inc.	Operations and engineering support to industrial facilities
American Water Canada Corp.	Corporation	Ontario	100% held through American Water Enterprises Holding, Inc.	Operations and maintenance of water and/or wastewater facilities
American Water Services Underground Infrastructure Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Closed circuit television inspection of water and/or wastewater pipes
Terratec Environmental Ltd.	Corporation	Ontario	100% held through American Water Canada Corp.	Biosolids management and recycling
Prism Berlie (Windsor) Limited	Corporation	Ontario	100% held through Terratec Environmental Ltd.	Operates pelitizing facility in Windsor, Ontario
Uniflo Limited	Corporation	Ontario	100% held through Terratec Environmental Ltd.	Holding company
Braemar Acres Limited	Corporation	Ontario	100% held through Uniflo Limited	Owns real property; no operations
Mobile Residuals Management Inc.	Corporation	Ontario	100% held through American Water Canada Corp.	Mobile biosolids and residuals management and recycling
American Water Carbon Services Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Operates carbon regeneration facilities
Horseshoe Carbons Incorporated	Corporation	Ontario	80% held through American Water Carbon Services Corp. (20% outside common shares)	Operates carbon regeneration facilities

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
American Water (USA), Inc.	Corporation	Delaware	100% held through American Water Enterprises Holding, Inc.	Holding company
Philip Automated Management Controls, Inc.	Corporation	Georgia	100% held through American Water (USA), Inc.	No active operations, currently collecting accounts receivables
Mobile Residuals Management (USA), Inc.	Corporation	Delaware	100% held through American Water (USA), Inc.	Mobile biosolids and residuals management
American Water Operations and Maintenance, Inc.	Corporation	Texas	100% held through American Water (USA), Inc.	Design, building and/or operation of water and wastewater facilities and operations, maintenance and management of water and wastewater facilities
American Water Services CDM, Inc.	Corporation	Washington	80% held through American Water (USA), Inc. (20% outside common stock)	Joint venture operating the Tolt water treatment facility located in Seattle, WA
American Water Engineering, Inc.	Corporation	New Jersey	100% held through American Water (USA), Inc.	Designs and builds plant processes
Utility Management and Engineering, Inc.	Corporation	New Jersey	100% held through American Water Engineering, Inc.	Inactive
TWH LLC	Limited Liability Company	Delaware	100%	Holding company
TWNA, Inc.	Corporation	Delaware	100%	Water and/or wastewater services
OMI/Thames Water Stockton, Inc.	Corporation	Delaware	50% held through TWNA, Inc. and 50% held through Operations and Management, Inc.	Water and/or wastewater services
ACUS Corporation	Corporation	Texas	100% held through TWH LLC	Designing, manufacturing wastewater equipment (IA)
Hydro-Aerobics, Inc.	Corporation	Texas	100% held through TWH LLC	Designing, manufacturing wastewater equipment (IA)
PWT Waste Solutions, Inc.	Corporation	Texas	100% held through TWH LLC	Water and/or wastewater services (IA)
E’town LLC	Limited Liability Company	Delaware	100% held through TWH LLC	Holding company
E’town Properties, Inc.	Corporation	Delaware	100%	Real estate company
Edison Water Company	Corporation	New Jersey	100% held through American Water Enterprises, Inc.	Manage water contract for Township of Edison, NJ

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
Liberty Water Company	Corporation	New Jersey	100% held through American Water Enterprises, Inc.	Manage water contract for City of Elizabeth, NJ
Applied Water Management, Inc.	Corporation	New Jersey	100% held through Thames Water Holdings	Engineering, construction operations and services primarily in wastewater
Applied Wastewater Services, Inc.	Corporation	New Jersey	100% held through Applied Water Management, Inc.	Operations primarily in wastewater, wastewater pumping and hauling
Applied Water Management of Delaware, Inc.	Corporation	New Jersey	100% held through Applied Water Management, Inc.	Water and/or wastewater services
Applied Wastewater Management, Inc.	Corporation	New Jersey	100% held through E’town LLC	Regulated wastewater company
UESG Holdings, Inc.	Corporation	New Jersey	100% held through TWH LLC	Holding company
Elizabethtown Water Services, LLC	Limited Liability Company	New Jersey	100% held through American Water Enterprises, Inc.	Provides water and sewer line protection contracts to former E’town Corp. customers in NJ
E’town Services, LLC	Limited Liability Company	New Jersey	100% held through American Water Enterprises, Inc.	Holds wastewater services contract among E’town Corp, Elizabeth, NJ and the Union County Improvement Authority

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